[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

May 25, 2018
Advent Claymore Convertible Securities and Income Fund 888 Seventh Avenue, 31st Floor, New York, New York 10019
RE:	Advent Claymore Convertible Securities and Income Fund — Registration Statement on Form N-14
Ladies and Gentlemen:
We have acted as special counsel to Advent Claymore Convertible Securities and Income Fund (the “Fund”), a statutory trust created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the registration statement on Form N-14 (File No. 333-224258) of the Fund, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on April 12, 2018, and as proposed to be amended by Pre-Effective Amendment No. 1 on the date hereof (such registration statement, as proposed to be amended, being hereinafter referred to as the “Registration Statement”). The Registration Statement relates to the issuance of common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), of the Fund in connection with (i) the merger of Advent Claymore Convertible Securities and Income Fund II, a statutory trust created under the DSTA (“AGC”), with and into the Fund (the “AGC Merger”) pursuant to an Agreement and Plan of Merger (the “AGC Merger Agreement”), between AGC and the Fund, dated as of May 21, 2018, and (ii) the merger of Advent/Claymore Enhanced Growth & Income Fund, a statutory trust created under the DSTA (“LCM”), with and into the Fund (the “LCM Merger” and, together with the AGC Merger, the “Mergers”) pursuant to an Agreement and Plan of Merger (the “LCM Merger Agreement” and, together with the AGC Merger Agreement, the “Merger Agreements” and each a “Merger Agreement”), between LCM and the Fund, dated as of May 21, 2018.
This opinion is being furnished in accordance with the requirements of Item 16 of Form N-14 under the Securities Act.
In rendering the opinion stated herein, we have examined and relied upon the following:

(a) the notification of registration on Form N-8A (File No. 811-21309) of the Fund, filed with the Commission under the Investment Company Act of 1940, as amended (the “1940 Act”), on February 19, 2003;
(b) the Registration Statement;
(c) an executed copy of a certificate of Edward C. Delk, Secretary of the Fund, dated the date hereof (the “Secretary’s Certificate”);
(d) a copy of the Fund’s Certificate of Trust (the “Certificate of Trust”), as certified by the Secretary of State of the State of Delaware as of May 25, 2018 and certified pursuant to the Secretary’s Certificate;
(e) a copy of the Fund’s Agreement and Declaration of Trust, by the sole trustee of the Fund, dated February 19, 2003, as amended by a Certificate of Amendment of the Fund’s Agreement and Declaration of Trust, dated September 20, 2005, by the Board of Trustees of the Fund (as so amended, the “Declaration of Trust”), certified pursuant to the Secretary’s Certificate;
(f) a copy of the Fund’s Second Amended and Restated By-Laws, as amended and in effect as of the date hereof (the “By-Laws” and together with the Certificate of Trust and the Declaration of Trust, the “Governing Documents”), certified pursuant to the Secretary’s Certificate;
(g) an executed copy of the AGC Merger Agreement;
(h) an executed copy of the LCM Merger Agreement;
(i) a copy of certain resolutions of the Board of Trustees of the Fund adopted on March 14, 2018, certified pursuant to the Secretary’s Certificate;
(j) a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Fund’s existence and good standing in the State of Delaware.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Fund and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Fund and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.
In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Fund and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Merger Agreements.
We do not express any opinion with respect to the laws of any jurisdiction other than the DSTA.
In rendering the opinion stated herein we have further assumed that: (i) the Governing Documents constitute the only governing instruments, as defined in the DSTA, of the Fund; (ii) the Fund has, and since the time of its formation has had, at least one validly admitted and existing trustee; (iii) no procedures have been instituted for, and no other event has occurred, including, without limitation, any action taken by the Fund or its Board of Trustees or shareholders, as applicable, that would result in the liquidation, dissolution or winding-up of the Fund; (iv) no event has occurred that has adversely affected the good standing of the Fund under the laws of its jurisdiction of formation, and the Fund has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing;  and (v) no grounds exist for the revocation or forfeiture of the Fund's Certificate of Trust.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the conditions to the consummation of the AGC Merger as provided for in the AGC Merger Agreement (including the approval by the shareholders of each of AGC and the Fund) have been satisfied or, if permitted under applicable law, waived in writing; (iii) the conditions to the consummation of the LCM Merger as provided for in the LCM Merger Agreement (including the approval by shareholders of each of LCM and the Fund) have been satisfied or, if permitted under applicable law, waived in writing; (iv) each of the AGC Merger and the LCM Merger has been consummated and become effective in accordance with the DSTA and the terms of the AGC Merger Agreement and the LCM Merger Agreement, respectively; (v) the Common Shares to be issued by the Fund pursuant to each Merger Agreement (the “Issued Common Shares”) have been issued and delivered in accordance with the terms of the applicable Merger Agreement and entered into the share record books of the Fund, the Issued Common Shares will be duly authorized by all requisite statutory trust action on the part of the Fund under the DSTA and validly issued and fully paid and, under the DSTA, the holders of the Issued Common Shares will have no obligation to make further payments for the acquisition of such Issued Common Shares or contributions to the Fund solely by reason of their ownership of such Issued Common Shares except for their obligation to repay any funds wrongfully distributed to them.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP